SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant   |_|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
     |_| Preliminary Proxy Statement             |_|  Confidential, For Use of
                                                      the Commission Only (as
     |_| Definitive Proxy Statement                   permitted by Rule
     |_| Definitive Additional Materials              14a-6(e)(2))
     |X| Soliciting Material Under Rule 14a-12


                             Aris Industries, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|   No fee required.
     |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.
-------------------------------------------------------------------------------
           (1) Title of each class of securities to which transaction applies:

                                      N/A
-------------------------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:

                                      N/A
-------------------------------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
-------------------------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:

                                      N/A
-------------------------------------------------------------------------------
           (5)  Total fee paid:

                                      N/A
-------------------------------------------------------------------------------

     |_|   Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)    Amount Previously Paid:______________________________________
           (2)    Form, Schedule or Registration Statement No.:________________
           (3)    Filing Party: _______________________________________________
           (4)    Date Filed: _________________________________________________

                  As filed with the Commission on May 7, 2003

                      INFORMATION CONCERNING PARTICIPANTS

     The following persons may be deemed to be participants (the "Participants") in any solicitation of proxies by Aris Industries, Inc. (the "Company") with respect to the upcoming special meeting of shareholders of the Company at which approval of the definitive trademark purchase agreement, by and between the Company and Global Brand Holdings, LLC (the "Trademark Purchase Agreement"), will be considered. All information listed below with respect to the Participants' ownership of the Company's securities was compiled as of March 15, 2003.

     Arnold H. Simon. Mr. Simon is Chairman of the Board and Chief Executive Officer of the Company. Mr. Simon may be deemed to beneficially own 44,745,045 shares of the Company's common stock. Mr. Simon has entered into a voting agreement in connection with the Trademark Purchase Agreement, pursuant to which he has agreed to vote all of the shares of the Company's common stock beneficially owned by him in favor of the adoption of the Trademark Purchase Agreement and the consummation of the transactions contemplated therein.

     Debra Simon. Ms. Simon is a director of the Company. Ms. Simon may be deemed to beneficially own 100,000 shares of the Company's common stock, including 100,000 shares underlying options which are exercisable or will become exercisable within 60 days. Ms. Simon is the wife of Arnold H. Simon but disclaims beneficial ownership of Mr. Simon's shares.

     Howard Schneider. Mr. Schneider is a director of the Company. Mr. Schneider may be deemed to beneficially own 100,000 shares of the Company's common stock, including 100,000 shares underlying options which are exercisable or will become exercisable within 60 days.

     Mark Weiner. Mr. Weiner is a director of the Company. Mr. Weiner may be deemed to beneficially own 100,000 shares of the Company's common stock, including 100,000 shares underlying options which are exercisable or will become exercisable within 60 days.

     Gregg Fiene. Mr. Fiene is Vice Chairman and a director of the Company. Mr. Fiene is also Chief Executive Officer of XOXO Clothing Company, Inc., a wholly-owned subsidiary of the Company which is one of the parties to the Trademark Purchase Agreement. Mr. Fiene may be deemed to beneficially own 4,510,000 shares of the Company's common stock, including 1,650,000 shares underlying options which are exercisable or will become exercisable within 60 days.

     Steven Feiner. Mr. Feiner is a director of the Company. Mr. Feiner is also President of XOXO Clothing Company, Inc., a wholly-owned subsidiary of the Company which is one of the parties to the Trademark Purchase Agreement. Mr. Feiner may be deemed to beneficially own 1,800,000 shares of the Company's common stock, including 1,800,000 shares underlying options which are exercisable or will become exercisable within 60 days.

     Paul Spector. Mr. Spector is Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Spector may be deemed to beneficially own 223,334 shares of the Company's common stock, including 223,334 shares underlying options which are exercisable or will become exercisable within 60 days.

     As of March 15, 2003, the directors and executive officers of the Company beneficially owned in the aggregate approximately 45% of the Company's common stock.

Additional information about the directors and executive officers of the Company is included in the Company's Annual Report on Form 10K filed with the SEC on March 31, 2003 and will be included in the proxy or information statement and other relevant documents concerning the proposed transaction to be filed by the Company with the SEC. INVESTORS ARE URGED TO READ THE STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website(www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge by contacting Aris Industries, Inc., 463 Seventh Avenue, Fourth Floor, New York, Attention: Investor Relations, (646) 473-4285.

INVESTORS SHOULD READ THE STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION REGARDING THE TRANSACTION.